UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2012 (April 24, 2012)

ARKANSAS BEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

3801 Old Greenwood Road Fort Smith, Arkansas	72903
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (479) 785-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 — SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 24, 2012, the annual meeting of stockholders of Arkansas Best Corporation (the “Company”) was held, at which meeting, three proposals were passed by stockholders.

Matters voted on by stockholders included the following:

•                  (i) the election of directors to the Company’s Board of Directors until the 2013 annual stockholders meeting;

•                  (ii) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012; and

•                  (iii) the annual advisory vote on the compensation of the Company’s named executive officers.

The results of the stockholders’ votes are reported below.

(i)            The following directors were elected by the indicated vote:

Directors	Votes For	Votes Withheld	Broker Non-Votes
John W. Alden	21,594,871	461,130	1,605,358
Fred A. Allardyce	21,459,769	596,232	1,605,358
William M. Legg	21,603,416	452,585	1,605,358
Judy R. McReynolds	21,588,701	467,300	1,605,358
John H. Morris	21,530,964	525,037	1,605,358
Craig E. Philip	21,494,038	561,963	1,605,358
Steven L. Spinner	21,498,969	557,032	1,605,358
Robert A. Young III	21,542,485	513,516	1,605,358

(ii)                                  Ratification of the appointment of Ernst & Young LLP:

Votes for	16,958,589
Votes Against	6,698,747
Votes Abstained	4,023
Broker Non-Votes	0

(iii)                               The annual advisory vote on the compensation of the Company’s named executive officers:

Votes for	21,967,953
Votes Against	54,577
Votes Abstained	33,471
Broker Non-Votes	1,605,358

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION
(Registrant)

Date:	April 30, 2012	/s/ Michael R. Johns
Michael R. Johns,
Vice President — General Counsel and
Corporate Secretary